EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of EPOD Solar, Inc. for the period ended February 28, 2010, the undersigned, Michael Matvieshen, President and Chief Executive Officer, and principal financial officer, of EPOD Solar, Inc., do hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Quarterly Report on Form 10-Q for the quarter ended November 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in such Quarterly Report on Form 10-Q for the quarter ended November 30, 2009 fairly presents, in all material respects, the financial condition and results of operations of EPOD Solar, Inc.

By: //s/ Michael Matvieshen
Michael Matvieshen
President and Chief Executive Officer,
(Principal executive officer principal financial and accounting officer)

April 14, 2010

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.